Exhibit 22.1

List of Issuers of Debt Securities Guaranteed by Enterprise Products Partners L.P. and Associated Securities at December 31, 2020.

In compliance with Item 601(b)(22) of Regulation S-K, the following is a list of publicly traded debt securities issued by Enterprise Products Operating LLC (the “Subsidiary Issuer”) and guaranteed by Enterprise Products Partners L.P. (the “Parent Guarantor”) (dollars in millions):

Amounts Outstanding at
Guaranteed Securities	December 31, 2020
Senior Notes TT, 2.80% fixed-rate, due February 2021	$750.0
Senior Notes RR, 2.85% fixed-rate, due April 2021	575.0
Senior Notes VV, 3.50% fixed-rate, due February 2022	750.0
Senior Notes CC, 4.05% fixed-rate, due February 2022	650.0
Senior Notes HH, 3.35% fixed-rate, due March 2023	1,250.0
Senior Notes JJ, 3.90% fixed-rate, due February 2024	850.0
Senior Notes MM, 3.75% fixed-rate, due February 2025	1,150.0
Senior Notes PP, 3.70% fixed-rate, due February 2026	875.0
Senior Notes SS, 3.95% fixed-rate, due February 2027	575.0
Senior Notes WW, 4.15% fixed-rate, due October 2028	1,000.0
Senior Notes YY, 3.125% fixed-rate, due July 2029	1,250.0
Senior Notes AAA, 2.80% fixed-rate, due January 2030	1,250.0
Senior Notes D, 6.875% fixed-rate, due March 2033	500.0
Senior Notes H, 6.65% fixed-rate, due October 2034	350.0
Senior Notes J, 5.75% fixed-rate, due March 2035	250.0
Senior Notes W, 7.55% fixed-rate, due April 2038	399.6
Senior Notes R, 6.125% fixed-rate, due October 2039	600.0
Senior Notes Z, 6.45% fixed-rate, due September 2040	600.0
Senior Notes BB, 5.95% fixed-rate, due February 2041	750.0
Senior Notes DD, 5.70% fixed-rate, due February 2042	600.0
Senior Notes EE, 4.85% fixed-rate, due August 2042	750.0
Senior Notes GG, 4.45% fixed-rate, due February 2043	1,100.0
Senior Notes II, 4.85% fixed-rate, due March 2044	1,400.0
Senior Notes KK, 5.10% fixed-rate, due February 2045	1,150.0
Senior Notes QQ, 4.90% fixed-rate, due May 2046	975.0
Senior Notes UU, 4.25% fixed-rate, due February 2048	1,250.0
Senior Notes XX, 4.80% fixed-rate, due February 2049	1,250.0
Senior Notes ZZ, 4.20% fixed-rate, due January 2050	1,250.0
Senior Notes BBB, 3.70% fixed-rate, due January 2051	1,000.0
Senior Notes DDD, 3.20% fixed-rate, due February 2052	1,000.0
Senior Notes NN, 4.95% fixed-rate, due October 2054	400.0
Senior Notes CCC, 3.95% fixed rate, due January 2060	1,000.0
Junior Subordinated Notes C, variable-rate, due June 2067	232.2
Junior Subordinated Notes D, fixed/variable-rate, due August 2077	700.0
Junior Subordinated Notes E, fixed/variable-rate, due August 2077	1,000.0
Junior Subordinated Notes F, fixed/variable-rate, due February 2078	700.0